Exhibit 10.34

Summary of Compensation Payable to Named Executive Officers

     On February 11, 2005, the Compensation Committee of the Board of Directors of eBay Inc. approved the compensation to be paid to eBay’s executive officers for 2005. The following table shows the annualized base salary to be paid to our Chief Executive Officer and four most highly-compensated other executive officers (based on their total annual salary and bonus compensation during 2004), also referred to as the Named Executive Officers, effective April 1, 2005. The base salaries below represent increases of from 0% to 4% over the Named Executive Officers’ previously effective base salaries.

Name and Principal Position	Salary
Margaret C. Whitman	$995,016
President and Chief Executive Officer

Maynard G. Webb, Jr	625,008
Chief Operating Officer

Jeffrey D. Jordan	515,016
President, PayPal

Matthew J. Bannick	494,400
President, eBay International

William C. Cobb	468,000
President, eBay North America

     In addition to receiving base salary, eBay’s executive officers, including the Named Executive Officers, are eligible to participate in the company’s Executive Management Incentive Program, as described on Exhibit 10.27 to eBay’s Quarterly Report on Form 10-Q for the period ended September 30, 2004, as filed with the Securities and Exchange Commission on October 27, 2004. Target bonus amounts under that program in 2005 remain unchanged from 2004.

     Equity compensation plan grants to eBay’s executive officers, including the Named Executive Officers, are reported on Form 4 filings with the Securities and Exchange Commission.